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                                                                    EXHIBIT 10.9

                             FORM OF PROMISSORY NOTE

$150,000.00                                                       ____  __, 2006

     FOR VALUE RECEIVED, HARBOR ACQUISITION CORPORATION, a Delaware corporation with a principal address of One Boston Place, Suite 3630, Boston, Massachusetts 02108 (the "Company"), promises to pay to Grand Cru Management, LLC, a Massachusetts limited liability company whose address is Suite 3630, Boston, Massachusetts 02108 (the "Payee"), on _______ __, 2007, the principal sum of One Hundred Fifty Thousand and no/100 Dollars ($150,000.00), with interest payable on a monthly basis on the unpaid balance at the rate of four percent (4%) per annum, simple interest. The principal of this Note, together with all accrued interest, shall be payable on the maturity date.

     1. For the purpose of this Note, a default shall, at the option of Payee, be deemed to exist upon the occurrence of one or more of the following events:

     (a) if (i) the Company shall fail to pay any principal or interest after the same has become due and payable and (ii) the Company continues to fail to pay such payment for more than ten (10) days after it receives written notice of such failure;

     (b) if the Company shall take any voluntary action or be the subject of any involuntary action seeking bankruptcy, insolvency administration, receivership, dissolution or other similar action or shall suffer any such similar action without obtaining dismissal of such action within forty-five (45) days of the taking thereof.

     2. In the event of any default described in Section 1 hereof, the Payee may, at its option, demand payment of any amount then due and payable under the terms of this Note from the Company as follows:

     Upon the occurrence of any default described in Section 1 hereof, the Payee may, at its option, upon written notice to the Company, declare the unpaid principal hereof to be immediately due and payable without presentment, demand, protest or further notice, all of which are hereby expressly waived. No course of dealing or conduct and no delay on the part of Payee in exercising any right hereunder shall operate as a waiver thereof and no consent or waiver in any instance shall operate as a waiver in any other instance. To be effective, any waiver must be in writing and signed by the Payee.

     The election of one or more remedies by the Payee under this Note at law or equity shall not be exclusive, but all remedies shall be cumulative.

     3. The Company may prepay all or part of this Note at any time without penalty or premium by remitting payment to the Payee of all or part of the principal together with all interest accrued to the date of prepayment. If and when such prepayment occurs, the Company shall provide notice to the Payee as to the amount of principal, if any, that remains outstanding.


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     4. No waiver of any right under this Note shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

     5. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     6. This Note shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed, duly authorized as of the date and year first above written.

                                              HARBOR ACQUISITION CORPORATION



                                              By:  _____________________________
                                                   Duly Authorized